Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment to the Registration Statement No.333-288780 on Form F-1 of our report dated May 21, 2025 (August 4, 2025, as to effects of the reverse stock split discussed in Note 1) relating to the financial statements of Bullish. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

San Francisco, California

August 11, 2025